Heritage-Crystal Clean, Inc. Announces First Quarter 2022 Financial Results

First Quarter Highlights Include:

•Net income was $12.9 million; up 39.9% compared to net income of $9.2 million in the first quarter of 2021.

•Basic earnings per share were $0.55 for the quarter, an increase of 41.0% compared to $0.39 for the first quarter of 2021.

•Oil Business segment revenue of $54.7 million represents a record high for a 12-week quarter, and an increase of 52.3% from the year-ago quarter.

•Oil Business segment profit before corporate selling, general, and administrative expenses was a first quarter record of $18.5 million with operating margin of 33.7%.

•Environmental Services segment revenue was $84.7 million, a record for a 12-week quarter, and an increase of 21.9% from the year-ago quarter.

•EBITDA for the quarter was a first quarter record of $24.1 million, up 45.5% compared to EBITDA of $16.5 million in the first quarter of 2021.

ELGIN, IL, May 4, 2022 — Heritage-Crystal Clean, Inc. (Nasdaq: HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the first quarter which ended March 26, 2022.

First Quarter Review

Revenue for the first quarter of 2022 was $139.4 million compared to $105.4 million for the same quarter of 2021, an increase of 32.2%.

Overall Operating Margin increased by $6.5 million but decreased slightly on a percentage of revenue basis to 23.4%, driven primarily by the increase in costs compared to the increase in revenue in our Environmental Services Segment, compared to 24.8% during the first quarter of 2021. Our first quarter corporate SG&A expense was $15.3 million, or 11.0% of revenue, compared to $13.4 million, or 12.8% of revenue, for the first quarter of 2021.

Net income for the first quarter was $12.9 million compared to net income of $9.2 million in the year-ago quarter. Basic earnings per share were $0.55 compared $0.39 in the year-ago quarter.

Segments

Our Environmental Services segment includes parts cleaning, containerized waste, wastewater vacuum, antifreeze recycling, and field services. Environmental Services revenue was $84.7 million during the quarter compared to $69.5 million during the first quarter of fiscal 2021. The 21.9% increase in revenue was mainly due to the increase in demand for our services compared to the prior year quarter and, to a lesser extent, by revenue from acquisitions made during the second half of 2021. We experienced revenue increases across all service lines in the segment when compared to the first quarter of 2021. Environmental Services profit before corporate selling, general, and administrative expenses was $14.1 million, or 16.7% of revenue, compared to $16.0 million, or 23.0% of revenue, in the year-ago quarter. The decrease in operating margin was mainly driven by higher disposal, transportation and container costs caused by extraordinarily high inflation.

President and CEO Brian Recatto commented, "We are very pleased with the level of revenue growth we achieved during the quarter compared to 2021. However, despite actions taken in the fourth quarter and near the end of the first quarter, we were not able to do enough to protect our margin in the segment. During the second quarter we are taking additional steps to help battle the unprecedented inflationary pressure we are experiencing in this segment."

Our Oil Business segment includes used oil collection and re-refining activities, as well as sales of recycled fuel oil. During the first quarter of fiscal 2022, Oil Business revenue was a record high for a 12-week quarter at $54.7 million, an increase of $18.8 million, or 52.3%, compared to $35.9 million in the first quarter of fiscal 2021. An increase in base oil prices was the main driver of the increase in revenue along with a slight increase in base oil sales volume compared to the prior year quarter. Oil Business segment operating margin increased to 33.7% in the first quarter of 2022 compared to 28.1% in the first quarter of fiscal 2021. The higher operating margin compared to the first quarter of 2021 was mainly due to an increase in the spread between the netback (sales price net of freight impact) on our base oil sales and the price paid/charged to our customers for the removal of their used oil.

Recatto commented, "We're excited to report our Oil Business team continued to execute well during the first quarter in terms of managing pay-for-oil, route collection efficiency and operation of our re-refinery which allowed us to produce a record fifth straight quarter of operating margin above 28.0%."

Safe Harbor Statement

All references to the “Company,” “we,” “our,” and “us” refer to Heritage-Crystal Clean, Inc., and its subsidiaries. This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: developments in the COVID-19 pandemic and the resulting impact on our business and operations, general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility, including a drop in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost-effectively collect or purchase used oil or generate operating results; increased market supply or decreased demand for base oil; further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our ability to expand our non-hazardous programs for parts cleaning; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; the impact of legal proceedings and class action litigation on us and our ability to estimate the cash payments we will make under litigation settlements; our ability to effectively manage our network of branch locations; the control of The Heritage Group over the Company; and the risks identified in the Company's Annual Report on Form 10-K filed with the SEC on March 2, 2022. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily to small and mid-sized manufacturers and other industrial businesses as well as customers in the vehicle maintenance sector. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, wastewater vacuum, waste antifreeze collection, recycling and product sales, and field services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include small-to-medium sized manufacturers, such as metal product fabricators and printers, and other industrial businesses as well as businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms. Through our used oil re-refining program during fiscal 2021, we recycled approximately 66 million gallons of used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Through our antifreeze program during fiscal 2021 we recycled approximately 3.9 million gallons of spent antifreeze which was used to produce a full line of virgin-quality antifreeze products. Through our parts cleaning program during fiscal 2021 we recycled 2 million gallons of used solvent into virgin-quality solvent to be used again by our customers. In addition, we sold 0.5 million gallons of used solvent into the reuse market. Through our containerized waste program during fiscal 2021 we collected 21 thousand tons of regulated waste which was sent for energy recovery. Through our wastewater vacuum services program during fiscal 2021 we treated approximately 49 million gallons of wastewater. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 91 branches serving approximately 98,000 customer locations.

Conference Call
The Company will host a conference call on Thursday May 5, 2022 at 9:30 AM Central Time, during which management will give a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, https://crystal-clean.com/investor-relations/, and can participate on the call by dialing (888) 440-4149. After dialing the number, you will be required to provide the following passcode before being joined to the conference call: 8889427.

The Company uses its website to make information available to investors and the public at www.crystal-clean.com.
CONTACT: Mark DeVita, Chief Financial Officer, at (847) 836-5670

Heritage-Crystal Clean, Inc.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	March 26, 2022	January 1, 2022

ASSETS
Current assets:
Cash and cash equivalents	$71,066	$56,269
Accounts receivable - net	70,047	62,513
Inventory - net	30,195	29,536
Assets held for sale	1,125	1,125
Other current assets	5,954	6,773
Total current assets	178,387	156,216
Property, plant and equipment - net	171,893	166,301
Right of use assets	91,528	83,865
Equipment at customers - net	24,582	24,146
Software and intangible assets - net	44,676	45,949
Goodwill	49,695	49,695
Other assets	654	692
Total assets	$561,415	$526,864

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$43,055	$36,179
Current portion of lease liabilities	21,598	20,146
Contract liabilities - net	2,570	2,094
Accrued salaries, wages, and benefits	6,632	8,980
Taxes payable	13,448	8,474
Other current liabilities	11,944	9,476
Total current liabilities	99,247	85,349
Lease liabilities, net of current portion	72,192	65,041
Other long term liabilities	591	473
Contingent consideration	1,410	2,819
Deferred income taxes	31,525	31,126
Total liabilities	$204,965	$184,808

STOCKHOLDERS' EQUITY:
Common stock - 26,000,000 shares authorized at $0.01 par value, 23,477,764 and 23,473,931 shares issued and outstanding at March 26, 2022 and January 1, 2022, respectively	$235	$235
Additional paid-in capital	206,390	204,920
Retained earnings	149,945	137,067
Accumulated other comprehensive loss	(120)	(166)
Total stockholders' equity	$356,450	342,056

Total liabilities and stockholders' equity	$561,415	$526,864

Heritage-Crystal Clean, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except per Share Amounts)
(Unaudited)

	First Quarter Ended,
	March 26, 2022	March 27, 2021

Revenues
Service revenues	$68,907	$57,700
Product revenues	64,482	42,266
Rental income	5,977	5,416
Total revenues	$139,366	$105,382

Operating expenses
Operating costs	$101,783	$76,771
Selling, general, and administrative expenses	13,735	12,188
Depreciation and amortization	6,507	3,782
Other (income) - net	(210)	(108)
Operating income	17,551	12,749
Interest expense – net	223	324
Income before income taxes	17,328	12,425
Provision for income taxes	4,450	3,219
Net income	$12,878	$9,206

Net income per share: basic	$0.55	$0.39
Net income per share: diluted	$0.54	$0.39

Number of weighted average shares outstanding: basic	23,476	23,373
Number of weighted average shares outstanding: diluted	23,636	23,509

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(Unaudited)

First Quarter Ended,
March 26, 2022
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$66,299	$2,608	$—	$68,907
Product revenues	12,389	52,093	—	64,482
Rental income	5,963	14	—	5,977
Total revenues	$84,651	$54,715	$—	$139,366
Operating expenses
Operating costs	67,618	34,165	—	101,783
Operating depreciation and amortization	2,888	2,084	—	4,972
Profit before corporate selling, general, and administrative expenses	$14,145	$18,466	$—	$32,611
Selling, general, and administrative expenses			13,735	13,735
Depreciation and amortization from SG&A			1,535	1,535
Total selling, general, and administrative expenses			$15,270	$15,270
Other (income) - net			(210)	(210)
Operating income				17,551
Interest expense – net			223	223
Income before income taxes				$17,328

First Quarter Ended,
March 27, 2021
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$53,303	$4,397	$—	$57,700
Product revenues	10,747	31,519	—	42,266
Rental income	5,407	9	—	5,416
Total revenues	$69,457	$35,925	$—	$105,382
Operating expenses
Operating costs	51,880	24,891	—	76,771
Operating depreciation and amortization	1,579	948	—	2,527
Profit before corporate selling, general, and administrative expenses	$15,998	$10,086	$—	$26,084
Selling, general, and administrative expenses			12,188	12,188
Depreciation and amortization from SG&A			1,255	1,255
Total selling, general, and administrative expenses			$13,443	$13,443
Other (income) - net			(108)	(108)
Operating income				12,749
Interest expense – net			324	324
Income before income taxes				$12,425

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) and to Adjusted EBITDA
(Unaudited)

	First Quarter Ended,

(thousands)	March 26, 2022	March 27, 2021
Net income	$12,878	$9,206

Interest expense – net	223	324

Provision for income taxes	4,450	3,219

Depreciation and amortization	6,507	3,782

EBITDA (a)	$24,058	$16,531

Non-cash compensation (b)	1,493	1,218

Adjusted EBITDA (c)	$25,551	$17,749

(a)	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders, and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.

(b)	Non-cash compensation expenses which are recorded in SG&A.

(c)	We have presented Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it may be used by analysts, investors, our lenders, and other interested parties in the evaluation of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.